Exhibit 10.1

NAPOCO, INC.

2019 EQUITY INCENTIVE PLAN

As Adopted on September 30, 2019

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of Awards covering Shares. Capitalized terms not defined in the text are defined in Section 14 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan that is required in law only because of Section 25102(o) need not apply if the Committee so provides.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 11 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 500,000 Shares. Subject to Sections 2.2 and 11 hereof, Shares subject to Awards that are cancelled, forfeited, settled in cash, used to pay withholding obligations or pay the exercise price of an Option or that expire by their terms at any time will again be available for grant and issuance in connection with other Awards. In the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 1,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan (the “ISO Limit”). Subject to Sections 2.2 and 11 hereof, in the event that the number of Shares reserved for issuance under the Plan is increased, the ISO Limit shall be automatically increased by such number of Shares such that the ISO Limit equals (a) two (2) multiplied by (b) the number of Shares reserved for issuance under the Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or other change in the capital structure of the Company affecting Shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, and (c) the Purchase Prices of and/or number of Shares subject to other outstanding Awards will (to the extent appropriate) be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

3. PLAN FOR BENEFIT OF SERVICE PROVIDERS.

3.1 Eligibility. The Committee will have the authority to select persons to receive Awards. ISOs (as defined in Section 4 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 4 hereof) and all other types of Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the Award granted for such services. A person may be granted more than one Award under this Plan.

3.2 No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without Cause.

4. OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following.

4.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

4.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

4.3 Exercise Period. Options may be exercisable within the time or upon the events determined by the Committee in the Award Agreement and may be awarded as immediately exercisable but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that (a) no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and (b) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

4.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and shall not be less than the Fair Market Value per Share unless expressly determined in writing by the Committee on the Option’s date of grant; provided that the Exercise Price of an ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 hereof.

4.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Each Participant’s Exercise Agreement may be modified by (i) agreement of Participant and the Company or (ii) substitution by the Company, upon becoming a public company, in order to add the payment terms set forth in Section 8.1 that apply to a public company and such other terms as shall be necessary or advisable in order to exercise a public company option. Upon exercise of an Option, Participant shall execute and deliver to the Company the Exercise Agreement then in effect, together with payment in full of the Exercise Price for the number of Shares being purchased and payment of any applicable taxes. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.2 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.6 Termination. Subject to earlier termination pursuant to Sections 11 and 13.3 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following terms and conditions.

4.6.1 Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant ceases to be an employee deemed to be an NQSO) but in any event, no later than the expiration date of the Options.

4.6.2 Death or Disability. If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, after the Termination Date as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant ceases to be an employee when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant ceases to be an employee when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

4.6.3 For Cause. If the Participant is terminated for Cause, the Participant may exercise such Participant’s Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

4.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

4.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 13.1 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

4.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 4.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 4.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price.

4.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.

5. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following terms and conditions.

5.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

5.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price must be made in accordance with Section 8 hereof.

5.3 Dividends and Other Distributions. Participants holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Committee provides otherwise at the time of award. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

5.4 Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Sections 9 and 10 hereof or, with respect to a Restricted Stock Award to which Section 25102(o) is to apply, such other restrictions not inconsistent with Section 25102(o).

6. RESTRICTED STOCK UNITS.

6.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future. No Purchase Price shall apply to an RSU settled in Shares. All grants of Restricted Stock Units will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. No RSU will have a term longer than ten (10) years from the date the RSU is granted.

6.2 Form and Timing of Settlement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Committee determines.

6.3 Dividend Equivalent Payments. The Board may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares. In the discretion of the Board, such dividend equivalent payments may be paid in cash or Shares and they may either be paid at the same time as dividend payments are made to stockholders or delayed until when Shares are issued pursuant to the RSU grants and may be subject to the same vesting requirements as the RSUs. If the Board permits dividend equivalent payments to be made on RSUs, the terms and conditions for such payments will be set forth in the Award Agreement.

7. STOCK APPRECIATION RIGHTS.

7.1 Awards of SARs. Stock Appreciation Rights (“SARs”) may be settled in cash, or Shares (which may consist of Restricted Stock or RSUs), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. All grants of SARs made pursuant to this Plan will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

7.2 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted.

7.3 Exercise Price. The Committee will determine the Exercise Price of the SAR when the SAR is granted, and which may not be less than the Fair Market Value on the date of grant and may be settled in cash or in Shares.

7.4 Termination. Subject to earlier termination pursuant to Sections 11 and 13.1 hereof and notwithstanding the exercise periods set forth in the Award Agreement, exercise of SARs will always be subject to the following terms and conditions.

7.4.1 Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s SARs only to the extent that such SARs are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. SARs must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Committee) but in any event, no later than the expiration date of the SARs.

7.4.2 Death or Disability. If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s SARs may be exercised only to the extent that such SARs are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such SARs must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period after the Termination Date as may be determined by the Committee) but in any event no later than the expiration date of the SARs.

7.4.3 For Cause. If the Participant is terminated for Cause, the Participant may exercise such Participant’s SARs, but not to an extent greater than such SARs are exercisable as to Vested Shares upon the Termination Date and Participant’s SARs shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

8. PAYMENT FOR PURCHASES AND EXERCISES.

8.1 Payment in General. Payment for Shares acquired pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company owed to the Participant;

(b) by surrender of shares of the Company that are clear of all liens, claims, encumbrances or security interests and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value (if any) of the Shares must be paid in cash or other legal consideration permitted by the laws under which the Company is then incorporated or organized;

(d) by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(e) by participating in a formal cashless exercise program implemented by the Committee in connection with the Plan;

(f) subject to compliance with applicable law, provided that a public market for the Company’s Common Stock exists, by exercising through a “same day sale” commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price or Purchase Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price or Purchase Price directly to the Company; or

(g) by any combination of the foregoing or any other method of payment approved by the Committee.

8.2 Withholding Taxes.

8.2.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable tax withholding requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy applicable tax withholding requirements.

8.2.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax withholding obligation by electing to have the Company withhold from the Shares to be issued up to the minimum number of Shares having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the minimum amount to be withheld; or to arrange a mandatory “sell to cover” on Participant’s behalf (without further authorization) but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. Any elections to have Shares withheld or sold for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

9. RESTRICTIONS ON AWARDS.

9.1 Transferability. Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the NQSOs are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “family member” as that term is defined in Rule 701, and may not be made subject to execution, attachment or similar process. For the avoidance of doubt, the prohibition against assignment and transfer applies to a stock option and, prior to exercise, the shares to be issued on exercise of a stock option, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act). Unless an Award is transferred pursuant to the terms of this Section, during the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative. The terms of an Option shall be binding upon the executor, administrator, successors and assigns of the Participant who is a party thereto.

9.2 Securities Law and Other Regulatory Compliance. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply with respect to a particular Award to which Section 25102(o) will not apply. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.

9.3 Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. Without prior stockholder approval the Committee may reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them). The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

10. RESTRICTIONS ON SHARES.

10.1 Privileges of Stock Ownership. No Participant will have any of the rights of a stockholder with respect to any Shares until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased as described in this Section 10.

10.2 Rights of First Refusal and Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act and (b) a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time.

10.3 Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificate. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

10.4 Securities Law Restrictions. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

11. CORPORATE TRANSACTIONS.

11.1 Acquisitions or Other Combinations. In the event that the Company is subject to an Acquisition or Other Combination, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Acquisition or Other Combination, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Acquisition or Other Combination:

(a) The continuation of such outstanding Awards by the Company (if the Company is the successor entity).

(b) The assumption of outstanding Awards by the successor or acquiring entity (if any) in such Acquisition or Other Combination (or by any of its Parents, if any), which assumption, will be binding on all Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code. For the purposes of this Section 11, an Award will be considered assumed if, following the Acquisition or Other Combination, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Acquisition or Other Combination, the consideration (whether stock, cash, or other securities or property) received in the Acquisition or Other Combination by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Acquisition or Other Combination is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Acquisition or Other Combination.

(c) The substitution by the successor or acquiring entity in such Acquisition or Other Combination (or by any of its Parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code).

(d) The full or partial exercisability or vesting and accelerated expiration of outstanding Awards.

(e) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its Parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that without the Participant’s consent, the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 11.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

Immediately following an Acquisition or Other Combination, outstanding Awards shall terminate and cease to be outstanding, except to the extent such Awards, have been continued, assumed or substituted, as described in Sections 11.1(a), (b) and/or (c).

11.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an Award under this Plan in substitution of such other entity’s award or (b) assuming and/or converting such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other entity had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another entity, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option or stock appreciation right, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

12. ADMINISTRATION.

12.1 Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan;

(c) approve persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards granted under this Plan;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of any conditions of this Plan or any Award;

(i) determine the terms of vesting, exercisability and payment of Awards to be granted pursuant to this Plan;

(i) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

(j) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

(k) determine whether an Award has been earned;

(l) extend the vesting period beyond a Participant’s Termination Date;

(m) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(n) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as may otherwise be permitted by applicable law;

(o) change the vesting schedule of Awards under the Plan prospectively in the event that the Participant’s service status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of awards; and

(p) make all other determinations necessary or advisable in connection with the administration of this Plan.

12.2 Committee Composition and Discretion. The Board may delegate full administrative authority over the Plan and Awards to a Committee consisting of at least one member of the Board (or such greater number as may then be required by applicable law). Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (a) at the time of grant of the Award, or (b) subject to Section 4.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan, provided that each such officer is a member of the Board.

12.3 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

12.4 Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

13. EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE PLAN.

13.1 Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be canceled, any Shares issued pursuant to any such Award shall be canceled and any purchase of such Shares issued hereunder shall be rescinded; and (d) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time then required under Section 25102(o) shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

13.2 Term of Plan. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the later of (i) the Effective Date, or (ii) the most recent increase in the number of Shares reserved under Section 2 that was approved by stockholders.

13.3 Amendment or Termination of Plan. Subject to Section 4.9 hereof, the Board may at any time (a) terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan and (b) terminate any and all outstanding Options, SARs or RSUs upon a dissolution or liquidation of the Company, followed by the payment of creditors and the distribution of any remaining funds to the Company’s stockholders; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o) or pursuant to the Code or the regulations promulgated under the Code as such provisions apply to ISO plans. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

14. DEFINITIONS. For all purposes of this Plan, the following terms will have the following meanings.

“Acquisition,” for purposes of Section 11, means:

(a) any consolidation or merger in which the Company is a constituent entity or is a party in which the voting stock and other voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger represent, or are converted into, securities of the surviving entity of such consolidation or merger (or of any Parent of such surviving entity) that, immediately after the consummation of such consolidation or merger, together possess less than fifty percent (50%) of the total voting power of all voting securities of such surviving entity (or of any of its Parents, if any) that are outstanding immediately after the consummation of such consolidation or merger;

(b) a sale or other transfer by the holders thereof of outstanding voting stock and/or other voting securities of the Company possessing more than fifty percent (50%) of the total voting power of all outstanding voting securities of the Company, whether in one transaction or in a series of related transactions, pursuant to an agreement or agreements to which the Company is a party and that has been approved by the Board, and pursuant to which such outstanding voting securities are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert; or

(c) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company and/or any Subsidiary or Subsidiaries of the Company, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, (or, if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by one or more Subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such Subsidiaries of the Company), except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company (an “Acquisition by Sale of Assets”).

“Affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (where, for purposes of this definition, the term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Award” means any award pursuant to the terms and conditions of this Plan, including any Option, Restricted Stock Unit, Stock Appreciation Right or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award as approved by the Committee. For purposes of the Plan, the Award Agreement may be executed via written or electronic means.

“Board” means the Board of Directors of the Company.

“Cause” means Termination because of (a) Participant’s unauthorized misuse of the Company or a Parent or Subsidiary of the Company’s trade secrets or proprietary information, (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (c) Participant’s committing an act of fraud against the Company or a Parent or Subsidiary of the Company or (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company or Parent or Subsidiary of the Company’ reputation or business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Company” means NapoCo, Inc., or any successor corporation.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which a holder of an Option may purchase Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Committee may determine); or

(c) if none of the foregoing is applicable to the valuation in question, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 4 of this Plan.

“Other Combination” for purposes of Section 11 means any (a) consolidation or merger in which the Company is a constituent entity and is not the surviving entity of such consolidation or merger or (b) any conversion of the Company into another form of entity; provided that such consolidation, merger or conversion does not constitute an Acquisition.

“Parent” of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, “control” means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).

“Participant” means a person who receives an Award under this Plan.

“Plan” means this 2019 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price at which a Participant may purchase Restricted Stock pursuant to this Plan.

“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award under this Plan.

“Restricted Stock Award” means an award of Shares pursuant to Section 5 hereof.

“Restricted Stock Unit” or “RSU” means an award made pursuant to Section 6 hereof.

“Rule 701” means Rule 701 et seq. promulgated by the Commission under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Section 25102(o)” means Section 25102(o) of the California Corporations Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2.2 and 11 hereof, and any successor security.

“Stock Appreciation Right” or “SAR” means an award granted pursuant to Section 7 hereof.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing. In the case of an approved leave of absence, the Committee may make such provisions respecting crediting of service, including suspension of vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement for an Award.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

* * * * * * * * * * *

STOCK OPTION EXERCISE NOTICE AND AGREEMENT

NAPOCO, INC.

2019 EQUITY INCENTIVE PLAN

*	NOTE: You must sign this Notice on Page 3 before submitting it to NapoCo, Inc. (the “Company”).

OPTIONEE INFORMATION: Please provide the following information about yourself (“Optionee”):

Name:	Social Security Number:

Address:	Employee Number: Email Address:

OPTION INFORMATION: Please provide this information on the option being exercised (the “Option”):

Grant No.

Date of Grant:	Type of Stock Option:

Option Price per Share: $	☐ Nonqualified (NQSO)

Total number of shares of Common Stock of the Company subject to the Option:	☐ Incentive (ISO)

EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which the Option is now being exercised []. (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price Being Paid for the Purchased Shares: $

Form of payment enclosed [check all that apply]:

☐ Check for $ , payable to “NapoCo, Inc.”

☐ Certificate(s) for shares of Common Stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]

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AGREEMENTS, REPRESENTATIONS AND ACKNOWLEDGMENTS OF OPTIONEE: By signing this Stock Option Exercise Notice and Agreement, Optionee hereby agrees with, and represents to, the Company as follows:

1.

Terms Governing. I acknowledge and agree with the Company that I am acquiring the Purchased Shares by exercise of this Option subject to all other terms and conditions of the Notice of Stock Option Grant and the Stock Option Agreement that govern the Option, including without limitation the terms of the Company’s 2019 Equity Incentive Plan, as it may be amended (the “Plan “).

2.

Investment Intent; Securities Law Restrictions. I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from such registration requirement and that the Purchased Shares must be held by me indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required. I acknowledge that the Company is under no obligation to register the Purchased Shares under the Securities Act or under any other securities law.

3.

Restrictions on Transfer: Rule 144. I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder (including Rule 144 under the Securities Act described below (“Rule 144”)) or of any other applicable securities laws. I am aware of Rule 144, which permits limited public resales of securities acquired in a non-public offering, subject to satisfaction of certain conditions, which include (without limitation) that: (a) certain current public information about the Company is available; (b) the resale occurs only after the holding period required by Rule 144 has been met; (c) the sale occurs through an unsolicited “broker’s transaction”; and (d) the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

4.

Access to Information; Understanding of Risk in Investment. I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares. I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

5.

Rights of First Refusal; Market Stand-off. I acknowledge that the Purchased Shares remain subject to the Company’s Right of First Refusal and the market stand-off covenants (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Stock Option Grant and the Stock Option Agreement that govern the Option.

2

6.

Form of Ownership. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership of the Purchased Shares that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement. In the event that I choose to transfer my Purchased Shares to a trust that is not an eligible revocable trust, I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

7.	Investigation of Tax Consequences. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

8.

Other Tax Matters. I agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board, officers or employees related to tax liabilities arising from my options or my other compensation. In particular, I acknowledge that my options (including the Option) are exempt from section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Common Stock at the time the option was granted by the Board. Since shares of the Common Stock are not traded on an established securities market, the determination of their fair market value was made by the Board and/or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and I will not make any claim against the Company or its Board, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

9.	Spouse Consent. I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

10.

Tax Withholding. As a condition of exercising this Option, I agree to make adequate provision for foreign, federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of the Purchased Shares, whether by withholding, direct payment to the Company, or otherwise.

The undersigned hereby executes and delivers this Stock Option Exercise Notice and Agreement and agrees to be bound by its terms

SIGNATURE:	DATE:

Optionee’s Name:

[Signature Page to Stock Option Exercise Notice and Agreement]

3

OPTION GRANT NO. __

NOTICE OF STOCK OPTION GRANT

NAPOCO, INC.

2019 EQUITY INCENTIVE PLAN

The Optionee named below (“Optionee”) has been granted an option (this “Option”) to purchase shares of Common Stock, $0.00001 par value per share (the “Common Stock”), of NapoCo, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2019 Equity Incentive Plan, as amended from time to time (the “Plan”) on the terms, and subject to the conditions, described below and in the Stock Option Agreement attached hereto as Exhibit A, including its annexes (the “Stock Option Agreement”).

Optionee:

Maximum Number of Shares Subject to this Option (the “Shares”):

Exercise Price Per Share:	$ per share

Date of Grant:

Vesting Start Date:

Exercise Schedule:	This Option will become exercisable during its term with respect to portions of the Shares in accordance with the Vesting Schedule set forth below.

Expiration Date:	The date ten (10) years after the Date of Grant set forth above, subject to earlier expiration in the event of Termination as provided in Section 3 of the Stock Option Agreement.

Tax Status of Option: (Check Only One Box):	☐ Incentive Stock Option (To the fullest extent permitted by the Code) ☐ Nonqualified Stock Option. (If neither box is checked, this Option is a Nonqualified Stock Option).

Vesting Schedule [EXAMPLE ONLY]: For so long as Optionee continuously provides services to the Company (or any Subsidiary or Parent of the Company) as an employee, officer, director, contractor or consultant, this Option will vest (that is, become exercisable) with respect to the Shares as follows: (a) prior to the first one (1) year anniversary of the Vesting Start Date this Option will not be vested or exercisable as to any of the Shares; (b) this Option will become vested and exercisable with respect to [1/4th] of the Shares on the one (1) year anniversary of the Vesting Start Date; and (c) thereafter, this Option will become vested and exercisable with respect to an additional [1/48th] of the Shares when Optionee completes each month of continuous service following the first one (1) year anniversary of the Vesting Start Date.

General; Agreement: By their signatures below, Optionee and the Company agree that this Option is granted under and governed by this Notice of Stock Option Grant (this “Grant Notice”) and by the provisions of the Plan and the Stock Option Agreement. The Plan and the Stock Option Agreement are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or in the Stock Option Agreement, as applicable. By signing below, Optionee acknowledges receipt of a copy of this Grant Notice, the Plan and the Stock Option Agreement, represents that Optionee has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their respective terms and conditions. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition. Optionee agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Optionee’s service status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of equity awards.

Execution and Delivery: This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By Optionee’s acceptance hereof (whether written, electronic or otherwise), Optionee agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Optionee accepts the electronic delivery of any documents that the Company (or any third party the Company may designate), may deliver in connection with this grant (including the Plan, this Grant Notice, the Stock Option Agreement, the information described in Rules 701(e)(2), (3), (4) and (5) under the Securities Act (the “ 701 Disclosures “), account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.

NapoCo, Inc.

By /Signature:	Optionee Signature:

Typed Name:	Optionee’s Name:

Title:

ATTACHMENT: Exhibit A - Stock Option Agreement